Exhibit 10.1

THE OFFER AND SALE OF THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $750,000	Dated as of February 8, 2024 Winter Park, Florida

Integrated Rail and Resources Acquisition Corp., a Delaware corporation and blank check company (the “Maker”), promises to pay to the order of Trident Point 2, LLC, a Delaware limited liability company or its registered assigns or successors in interest (together, the “Payee”), the principal sum of up to Seven Hundred Fifty Thousand Dollars ($750,000) (the “Maximum Amount”), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds, or as otherwise determined by Maker, to such account as Payee may from time to time designate by Notice (as defined in Section 9) to Maker in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable by Maker on the earlier of: (i) November 15, 2024 or (ii) the date on which Maker consummates an initial business combination (the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request from the Payee or its affiliates up to the Maximum Amount for costs reasonably related to the initial business combination, including without limitation both the daily operations of the Corporation prior to an initial business combination and potential monthly extensions to the time period for the Corporation to enter into and complete an initial business combination. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) November 15, 2024 or (ii) the date on which Maker consummates the initial business combination, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000), unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note shall not exceed the Maximum Amount. Once an amount is drawn down under this Note, such amount shall not be available for future Drawdown Requests, even if such amount is prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied, first, to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and second, to the reduction of the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied, first, to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, second, to the payment in full of any late charges, and third, to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following events shall constitute an event of default (“Event of Default”):

5.1 Failure to Make Required Payments. The failure by Maker to pay the principal amount due pursuant to this Note within five business days of the Maturity Date.

5.2 Voluntary Bankruptcy, Etc. The: (a) commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law; (b) consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker for any substantial part of its property, (c) making by Maker of any assignment for the benefit of creditors; (d) the failure of Maker generally to pay its debts as such debts become due; or (e) taking of any corporate action by Maker in furtherance of any of the foregoing events described in Section 5.2(a) – Section 5.2(d).

5.3 Involuntary Bankruptcy, Etc. The: (a)(i) entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or (iii) the ordering of the winding-up or liquidation of Maker’s affairs; and (b) continuance of any such decree, appointment, or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

6.1 Upon the occurrence of an Event of Default specified in Section 5.1, Payee may, by Notice to Maker, declare this Note to be due immediately and payable by Maker, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the documents evidencing the same to the contrary.

6.2 Upon the occurrence of an Event of Default specified in Section 5.2 and Section 5.3, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable by Maker, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive: (a) presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note; (b) all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note; and (c) all benefits that might accrue to Maker by virtue of any present or future laws (i) exempting any property, real or personal, or any part of the proceeds arising from any sale of any such real or personal property, from attachment, levy or sale under execution, or (ii) providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that Maker’s liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note. Maker agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without either any Notice to Maker or any bearing on Maker’s liability hereunder.

9. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section 9). A Notice shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid).

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of or from the trust account established in relation to the IPO (the “Trust Account”), in which the proceeds of both the (a) IPO (including the deferred underwriters discounts and commissions) and (b) sale of the warrants issued in a private placement occurring at the closing of the IPO were deposited, as described in greater detail in the Registration Statement on Form S-1 and prospectus to filed with the Securities and Exchange Commission in connection with the IPO. Payee hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of both Maker and Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto. Any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

By:	/s/ Mark Michel
Name:	Mark Michel
Title:	Chief Executive Officer

[Signature Page to Promissory Note]